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                                                              EXHIBIT EX-99.p.27

                         SANDS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

                                                                January 31, 2005

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                                  INTRODUCTION

      This Code of Ethics ("Code") is adopted by Sands Capital Management, Inc. ("Sands Capital Management") pursuant to Section 204A of the Investment Advisers Act of 1940 and Rule 204A-1 thereunder, and Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder, (1) to set forth standards of conduct expected of all personnel (including compliance with the federal securities laws); (2) to safeguard material nonpublic information about client transactions; (3) to require supervised persons (as defined below) to report their personal securities transactions, including transactions in mutual funds managed by Sands Capital Management; and (4) to require prompt reporting of violations of this Code.

      This Code is applicable to every supervised person (as defined below) of Sands Capital Management, and extends to activities both within and outside of their duties at Sands Capital Management. Every supervised person is required to read this Code carefully, to sign and return the accompanying acknowledgement, and to retain a copy of this Code in a readily accessible place for reference.

   Any questions regarding this Code should be directed to Sands Capital Management's Chief Compliance Officer.

      1. DEFINITIONS

      "Access person" means (i) any supervised person who has access to nonpublic information regarding any client's purchase or sale of securities, or information regarding the portfolio holdings of any Sands-Advised Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic, and (ii) any advisory person. For this purpose, all officers and directors are presumed to be access persons.

      "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission.

      "Advisory person" means (i) any employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by Sands Capital Management on behalf of a Sands-Advised Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to Sands Capital Management who obtains information concerning recommendations to a Sands-Advised Fund with regard to the purchase or sale of covered securities by the Sands-Advised Fund.

      "Applicable federal securities laws" means the Securities Act of 1933, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment Advisers Act, Title V of the Gramm-Leach-Bliley Act, and rules adopted by the U.S. Securities and Exchange Commission under any of those statutes, the Bank Secrecy Act as it applies to registered investment advisers and investment companies, and any rules adopted thereunder by the U.S. Securities and Exchange Commission or the Department of the Treasury.

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      "Beneficial ownership" is interpreted in a manner consistent with Rule
16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership applies to all securities that a person subject to this Code has or acquires. (See Appendix A for more information about beneficial ownership.)

      "Chief Compliance Officer" means the individual (or his or her designee) designated by the board of directors as having the authority and responsibilities set forth in this Code; provided, however, that if that individual proposes to engage in any conduct or transaction requiring approval or other action by the Chief Compliance Officer, the approval shall be granted or other action shall be taken by such other individual as the board of directors shall designate.

      "Control" has the meaning set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder control over the company. The facts and circumstances of a given situation may counter this presumption.

      "Covered security" means a security as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the Investment Company Act, and includes notes, bonds, stocks (including shares of closed-end funds), convertible securities, preferred stock, options on securities, futures on broad-based market indices, warrants and rights. "Covered security" also includes shares of a Sands-Advised Fund. "Covered security" does not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares issued by money market funds, and shares issued by registered open-end investment companies other than Sands-Advised Funds.

      "Sands-Advised Fund" means any investment company registered under the Investment Company Act, or separate investment portfolio of such investment company, for which Sands Capital Management serves as investment adviser or sub-adviser.

      "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission.

      "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

      "Public company" means any company subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

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      "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

      "Supervised person" means any officer, director or employee of Sands Capital Management. The term also includes any other person who provides investment advice on behalf of Sands Capital Management and is subject to the supervision and control of Sands Capital Management.

      2. STATEMENT OF GENERAL PRINCIPLES

      Sands Capital Management and its supervised persons owe fiduciary duties to clients. Accordingly, Sands Capital Management's supervised persons must avoid activities, interests and relationships that might interfere, or appear to interfere, with making decisions in the best interests of clients. Supervised persons must, at all times, observe the following general fiduciary principles:

      1) In the course of fulfilling your duties and responsibilities to clients, you must at all times place the interests of clients first;

      2) You must conduct all of your personal securities transactions in full compliance with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and

      3) You must not take inappropriate advantage of your position.

      Sands Capital Management's supervised persons are required to comply with applicable federal securities laws and must, at a minimum, adhere to these general principles as well as comply with the specific provisions of this Code. It bears emphasis that technical compliance with the Code will not automatically insulate from scrutiny personal trading or other activities that reflect a pattern of abuse of an individual's fiduciary duty owed to clients.

      3. DUTY OF CONFIDENTIALITY

            Sands Capital Management's supervised persons have the highest fiduciary obligation not to reveal confidential information to any person that does not have a clear and compelling need to know such information. They must keep confidential at all times any nonpublic information they may obtain in the course of their duties at Sands Capital Management, including but not limited to:

      (i) information on clients, including recent or impending securities transactions by or on behalf of clients;

      (ii) information on Sands Capital Management's personnel, including their pay, benefits, position level and performance ratings; and

      (iii) information on Sands Capital Management's business, including proprietary

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      investment strategies, technologies and business activities.


      4. PROHIBITED TRANSACTIONS AND CONDUCT

      FRAUDULENT PURCHASES OR SALES

      Supervised persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by any client:

      (i) employ any device, scheme or artifice to defraud the client;

      (ii) make to the client any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      (iii) engage in any act, practice or course of business which would operate as a fraud or deceit upon the client; or

      (iv) engage in any manipulative practice with respect to the client.

      INITIAL PUBLIC OFFERING AND LIMITED OFFERINGS

      Supervised persons may not, directly or indirectly, acquire ownership of shares of any security in an initial public offering or limited offering without first obtaining written approval of the Compliance Officer.

      OPTIONS AND SHORT SALES

      Sands Capital Management expressly forbids the purchase, sale or writing of options. Supervised persons of Sands Capital Management may never sell securities "short".

      BLACKOUT PERIOD

      Supervised persons may not, directly or indirectly, purchase or sell any Covered Security on or within 10 calendar days before an initial investment action decision has been made to add or eliminate a Covered Security from Sands Capital Large Capitalization Growth Portfolio Model.

      NEW OPPORTUNITIES - PRIORITY ACTIVE LIST

      Supervised persons may not, directly or indirectly, purchase any Covered Security on the "New Opportunities - Priority Active List" without pre-clearance from the Chief Compliance Officer.

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      SHORT-TERM TRADING

      Supervised persons may not profit from the purchase and sale, or sale and purchase, of a covered security within 30 days of acquiring or disposing of beneficial ownership of that security. This prohibition does not apply to transactions resulting in a loss.

      GIFTS

      Supervised persons may not accept any gift of more than de minimis value (currently $300 per year) from any person or entity that does business with or on behalf of any client.

      DIRECTORSHIPS

      Supervised persons may not serve on the board of directors of any public company without first obtaining written approval of the Chief Compliance Officer.

      EXEMPT TRANSACTIONS

      The prohibitions and restrictions of this Section 4 do not apply to:

      1) purchases or sales effected in any account over which the supervised person has no direct or indirect influence or control;

      2) purchases, sales or other acquisitions of securities which are non-volitional on the part of the supervised person, such as purchases or sales upon exercise of puts or calls written by the supervised person, sales from a margin account pursuant to bona fide margin calls, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;

      3) purchases that are part of an automatic dividend reinvestment plan or automatic employee stock purchase plan;

      4) purchases effected upon the exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer; and

      5) acquisitions of securities through gifts or bequests.

      5. REPORTING AND CERTIFICATION REQUIREMENTS

      All reports pursuant to this Section 5 shall be made to and reviewed by the Chief Compliance Officer.

      DUPLICATE BROKERAGE STATEMENTS

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      All Supervised persons are required to instruct their broker-dealers to provide duplicate confirmations of all personal transactions in covered securities effected for any account in which they have any direct or indirect beneficial ownership and periodic statements relating to any such account.

      INITIAL HOLDINGS REPORTS

      No later than 10 days after becoming a supervised person, every supervised person shall report the following information to the Chief Compliance Officer:

      (i) the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each covered security in which he or she has any direct or indirect beneficial ownership; or

      (ii) in the event that the supervised person has no beneficial ownership in any covered securities, either a statement to that effect or the word "None" (or similar designation); and

      (ii) the name of any broker, dealer or bank with which the supervised person maintains an account in which any covered securities are held for his or her direct or indirect benefit; and

      (iii) the date the supervised person submits the report.

      QUARTERLY TRANSACTIONS REPORTS

      No later than 30 days after the end of each calendar quarter, every supervised person shall report the following information to the Chief Compliance
Officer:

      1. With respect to any transaction during the quarter in a covered security in which the supervised person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

            (A)  the trade date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security involved;

            (B)  the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (C)  the price of the covered security at which the transaction was effected; and

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            (E)  the name of the broker, dealer or bank with or through which the transaction was effected; or

            (F)  in the event there were no such transactions during the quarter, either a statement to that effect or the word "None" (or some similar designation); and

            (G)  the date the supervised person submits the report.

      2. With respect to any account established by the supervised person in which any covered securities were held during the quarter for the direct or indirect benefit of the supervised person:

            (A)  the name of the broker, dealer or bank with whom the account is established; and

            (B)  the date the account was established; or

            (C)  in the event there were no such accounts established during the quarter, either a statement to that effect or the word "None" (or some similar designation); and

            (D)  the date the supervised person submits the report.

      ANNUAL HOLDINGS REPORTS

      Annually, every supervised person shall report the following information (which information must be current as of a date no more than 30 days before the report is submitted) to the Chief Compliance Officer:

      (i) the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each covered security in which the supervised person has any direct or indirect beneficial ownership;

      (ii) the name of any broker, dealer or bank with which the supervised person maintains an account in which any covered securities are held for his or her direct or indirect benefit; or

      (iii) in the event that he or she has no beneficial ownership in any covered securities, either a statement to that effect or the word "None" (or some similar designation); and

      (iv)  the date the supervised person submits the report.

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      EXCEPTIONS TO REPORTING REQUIREMENTS

      A supervised person need not submit:

      1) any report with respect to securities held in accounts over which he or she has no direct or indirect influence or control;

      2) a transaction report with respect to transactions effected pursuant to a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocations, including a dividend reinvestment plan;

      3) a transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to such person, so long as the Chief Compliance Officer receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

      Any report required by this Section 5 may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

      ANNUAL CERTIFICATIONS

      All supervised persons shall certify in writing to the Chief Compliance Officer at least annually that (i) they have read and understand, and recognize that they are subject to, this Code; and (ii) they will comply with the requirements of this Code, including reporting all information required to be reported by this Code.

      REPORTING OF CODE VIOLATIONS

      Each supervised person is required to notify the Chief Compliance Officer promptly if he or she knows of any violation of this Code. Failure to do so is itself be a violation of this Code. In the event that a matter implicates the Chief Compliance Officer, notice of a violation may be provided to the president or another executive officer of Sands Capital Management.

      Consistent with Sands Capital Management's policies, no person or group within Sands Capital Management shall retaliate, nor shall Sands Capital Management or any supervised person tolerate any retaliation by any other person or group within the firm, directly or indirectly, against anyone who, in good faith, reports any violation of this Code or provides assistance to management or any other person or group, including any governmental, regulatory or law enforcement body, investigating any violation of this Code.

      The Chief Compliance Officer shall not reveal the identity of any person who reports a violation of this Code and who asks that his or her identity as the person who made such report remain confidential. Sands Capital Management shall not make any effort, or tolerate any effort

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made by any other person or group, to ascertain the identity of any person who reports a violation anonymously, unless (i) such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self-regulatory organization, or other rules or regulations; or (ii) disclosure of such information, or ascertaining such identity, is supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

      6. POLICY ON INSIDER TRADING

   Sands Capital Management is required by applicable laws and regulations to take steps to detect, deter and punish the misuse of "inside information" by its supervised persons. Failure to take such steps may subject Sands Capital Management and its management to civil and criminal penalties.

   INSIDER TRADING PROHIBITED

   Sands Capital Management expressly forbids any supervised person from either trading, whether personally or on behalf of Sand Capital Management's account or on behalf of any accounts managed by Sands Capital Management, on material nonpublic information, or communicating material nonpublic information to others in violation of federal law. This conduct is frequently referred to as "insider trading".

   The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") and to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits: (1) trading by an insider while in possession of material nonpublic information; (2) trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and (3) communicating material nonpublic information to others.

   The elements of insider trading and the penalties for this unlawful conduct are discussed below. In general, no decision or recommendation to purchase or sell securities for the account of Sands Capital Management, its clients or anyone else may be based, in whole or in part, on material nonpublic information. If after reviewing this information you have any questions, you should consult the Chief Compliance Officer.

      WHO IS AN "INSIDER"? The concept of "insider" is broad. It includes officers, directors and employees of Sands Capital Management. A person can also be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of Sands Capital Management's affairs and, as a result, is given access to information solely for such purposes. Temporary insiders of Sands Capital Management may include, among others, Sands Capital Management's attorneys, accountants, consultants, bankers and their employees. Sands Capital Management (and its employees) can become a temporary insider of another company for which it performs investment management or other services.

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      WHAT IS "MATERIAL" INFORMATION? Trading on inside information does not involve liability unless the information is material. "Material" information, as it relates to securities transactions, is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Events that are generally considered material include changes in dividend rates or earnings, stock splits, calls for redemption, mergers and acquisitions, new contracts, products or discoveries, changes in debt ratings, tender offers or public offerings of securities, significant litigation or government investigations, and significant management changes.

   Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear and whether those reports would be favorable or not.

      One type of material nonpublic information to which officers, directors and employees of Sands Capital Management sometimes have access is advance knowledge of client securities transactions that may affect the market price of the securities being traded.

      WHAT IS "NONPUBLIC" INFORMATION? Information is "nonpublic" until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the U.S. Securities and Exchange Commission, or appearing in The Wall Street Journal or other publications of general circulation, would be considered public.

      WHAT ARE THE PENALTIES FOR INSIDER TRADING? Penalties for trading on or communicating material nonpublic information are severe, both for the individuals involved in such unlawful conduct and for their employers. A person can be subject to some or all of the penalties listed below, even if he or she does not benefit personally from the violation. Penalties include civil injunctions, treble damages, disgorgement of profits, jail sentences, fines of up to three times the profit gained or loss avoided (whether or not the violator actually benefited), fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided, and temporary or permanent loss of investment adviser registration.

      In addition to civil and criminal penalties, any violation of this Code can be expected to result in serious sanctions by Sands Capital Management, including dismissal of the person(s) involved.

      PROCEDURES TO IMPLEMENT POLICY ON INSIDER TRADING

      The following procedures have been established to aid supervised persons in avoiding insider trading, and to aid Sands Capital Management in preventing, detecting and imposing sanctions against insider trading. Every supervised person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any

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questions about these procedures, you should consult the Chief Compliance
Officer.

      IDENTIFYING INSIDE INFORMATION. Before trading for yourself or others, including accounts managed by Sands Capital Management, in the securities of a company about which you may have potential material nonpublic information, ask yourself the following questions:

      (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

      (ii) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation?

If, after consideration of the above factors, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

      (i) Report the matter immediately to the Chief Compliance Officer.

      (ii) Refrain from purchasing or selling the securities on behalf of yourself or others, including accounts managed by Sands Capital Management.

      (iii) Refrain from communicating the information inside or outside Sands Capital Management.

After the matter has been reviewed by the Chief Compliance Officer you will be instructed to continue the prohibitions against trading and communications, or you will be permitted to trade and communicate the information.

      RESTRICT ACCESS TO MATERIAL NONPUBLIC INFORMATION. Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Sands Capital Management, except as otherwise provided in this Section 6. In addition, care should be taken so that such information is secure. A number of specific steps should be considered, including:

      (i) Confidential material within individual offices or secretarial areas should be kept in cabinets or drawers or otherwise covered. Confidential material may not be removed from Sands Capital Management's offices without prior approval of the Chief Compliance Officer.

      (ii) Telephone conversations (whether or not a speakerphone is used) or meetings in which confidential information is discussed should be conducted in private whenever possible.

      (iii) Confidential information should be communicated to others within Sands Capital Management only if they need the information to perform their duties.

      (iv) Visitors should not be permitted to wander through Sands Capital Management's offices

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      and should be escorted to and from the reception area.

      (v) Secretaries and receptionists should generally avoid responding to inquiries from outsiders.

      (vi) In appropriate cases, code names should be used in confidential documents being prepared or used within the office so that parties cannot be identified. Duplication and circulation of documents containing material nonpublic information should be kept to a minimum.

      (vii) In some situations it may be appropriate to transmit documents within or outside Sands Capital Management in specially marked envelopes, not using letterhead but designating the contents as "Confidential" or "To be opened by addressee only". On the other hand, merely identifying the contents as confidential may sometimes constitute an inappropriate disclosure. Here, as elsewhere, discretion and judgment should be used.

      REPORT INSIDER TRADING BY OTHERS. Sands Capital Management's executive officers and supervisory personnel are subject to liability for failure to prevent insider trading and are required to take appropriate steps to prevent such violations. Any supervised person of Sands Capital Management who becomes aware of facts indicating past, ongoing or anticipated insider trading by others should immediately report the matter to the Chief Compliance Officer. Supervised persons should not approach or confront an individual believed to be involved in insider trading.

      RESOLVE ISSUES CONCERNING INSIDER TRADING. If, after consideration of the explanation set forth in this Section 6, doubt remains as to whether information is material or nonpublic, or if there are any unresolved questions as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, the matter must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

7. REPORTS TO FUND CLIENTS

      Sands Capital Management shall furnish to the board of directors/trustees of each Sands-Advised Fund, at the direction and timing as dictated by such boards, but no less frequently than annually, a written report that (i) describes any issues affecting the Sands-Advised Fund arising under this Code or related procedures since the last report, including, but not limited to, information about material violations of this Code or such procedures and the sanctions imposed; and (ii) certifies that Sands Capital Management has adopted procedures reasonably necessary to prevent its supervised persons from violating this Code.

8. SANCTIONS

      Supervised persons who violate this Code will be subject to such sanctions as deemed necessary and appropriate under the circumstances and in the best interest of clients. The range of sanctions include a written warning or reprimand, cancellation of trades, disgorgement of profits or sale of positions at a loss, restriction on trading privileges, fines, suspension of employment without pay, termination of employment, and/or referral to regulatory or law enforcement authorities.

9. RECORDS

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      Sands Capital Management shall maintain such records relating to this Code of Ethics, in the manner and as required by Rule 204-2 under the Advisers Act and Rule 31a-f under the Investment Company Act, and shall make such records available to the U.S. Securities and Exchange Commission or its representatives for reasonable periodic, special or other examinations.

January 31, 2005

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                                   Appendix A

                              BENEFICIAL OWNERSHIP

      As used in the Code of Ethics, beneficial ownership is interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that the determination of such ownership applies to all securities.

      For the purposes of the Exchange Act, beneficial ownership includes:

      a. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

      b. the power to vest or revest such ownership in oneself at once, or at some future time.

Using the above definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise discretion to invest in, sell or exercise voting rights of the security, and the ability of the individual to benefit from the proceeds of the security.

1. Securities Held by Family Members

      As a general rule, a person is regarded as having beneficial ownership of a security held in the name of his or her spouse and their minor children. In the absence of special circumstances, these family relationships ordinarily confer benefits substantially equivalent to ownership.

      In addition, absent countervailing facts, it is expected that a security held by a relative who shares the same household as the reporting person will be reported as beneficially owned by such person.

2. Securities Held by a Company

      Generally, ownership of a security of a company does not constitute beneficial ownership with respect to the holdings of the company in the securities of another issuer. However, an owner of securities in a holding company will be deemed to have beneficial ownership in the holdings of the holding company where:

      (a) the company is merely a medium through which one or several persons in a small group invest or trade in securities; and

      (b)   the company has no other substantial business.

      In such cases, the persons who are in a position of control of the holding company are deemed to have beneficial interest in the securities of the holding company.

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3. Securities Held in Trust

      Beneficial ownership of securities in a private trust includes:

      (a) the ownership of securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

      (b)   the ownership of a vested beneficial interest in a trust; and

      (c) the ownership of securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

      As used in this section, the "immediate family" of a trustee means:

      (a)   a son or daughter of the trustee or a descendent of either;

      (b)   a stepson or stepdaughter of the trustee;

      (c)   the father or mother of the trustee, or an ancestor of either;

      (d)   a stepfather or stepmother of the trustee; and

      (e)   a spouse of the trustee.

      For the purposes of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.

4. Miscellaneous Issues

      Beneficial ownership does not include, however, a person's interest in portfolio securities held by:

      (a) any holding company registered under the Public Utility Holding Company Act;

      (b)   any investment company registered under the Investment Company Act;

      (c) a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

      (d)   a business trust with over 25 beneficiaries.

      Participation in a pension or retirement plan will result in beneficial ownership of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.

[Sands Capital Management Letterhead]

[Date]

[Firm Name]
[Address]

Re:   Employee Name
      Social Security Number

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of Sands Capital Management, Inc., a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm and request that you send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:

                            Sands Capital Management, Inc.
                            1100 Wilson Boulevard, Suite 3050
                            Arlington, VA 22209

                            Attn: Compliance Department

This request is made pursuant to Sands Capital Management's Code of Ethics.

Thank you for your cooperation.

Sincerely,

[Name]
[Title]

[Date]

[Your Broker]
[Address]

Re:   Your Name
      Your Social Security number or account number

Dear Sir or Madam:

Please be advised that I am an employee of Sands Capital Management, Inc., a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:

                            Sands Capital Management, Inc.
                            1100 Wilson Boulevard, Suite 3050
                            Arlington, VA 22209

                            Attn: Compliance Department

This request is made pursuant to Sands Capital Management's Code of Ethics.

Thank you for your cooperation.

Sincerely,

Robert C. Hancock
Chief Operating Officer
Sands Capital Management, Inc.

PRE-CLEARANCE REQUEST FORM

Name:                               Date:

Ext #:                              Title/Position:

TRANSACTION DETAIL: I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE FOLLOWING
TRADE:

Buy: [ ]     Sell: [ ]       Security name:          Security type:

No. of shares:               Price:                  If sale, date acquired:

Held in a client account:  Yes [ ]   No [ ]    If yes, provide:

(a) the client's name:

(b) the date client account bought or sold the security:

Initial Public Offering:     Limited Offering:

[ ]  Yes     [ ]  No         [ ]  Yes  [ ]  No

DISCLOSURE STATEMENT

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which Sands Capital Management, Inc. acts as an investment adviser; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and (3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Chief Compliance Officer determines that the above trade would contravene Sands Capital Management's Code of Ethics, the Chief Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.

Signature:                           Date:

CHIEF COMPLIANCE OFFICER'S USE ONLY

Approved: [ ]    Disapproved: [ ]    Date:

By:                                  Comments:

Transaction Report Received: Yes [ ]  No [ ]

NOTE: This pre-clearance will lapse at the end of the day on    , 20  . If you
decide not to effect the trade, please notify the Chief Compliance Officer immediately.

                         SANDS CAPITAL MANAGEMENT, INC.

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:_______________________________________________________

Date Person Became Subject to Code's Reporting Requirements:____________________

Information in Report Dated as of: _____________________________________________

Date Report Due: _______________________________________________________________

Date Report Submitted: _________________________________________________________

Securities Holdings

Name of Issuer and                                      Principal Amount, Maturity Date and
Title of Security      No. of Shares (if applicable)    Interest Rate (if applicable)
-----------------      -----------------------------    -----------------------------------
_________________      ____________________________     ___________________________________

_________________      ____________________________     ___________________________________

_________________      ____________________________     ___________________________________

_________________      ____________________________     ___________________________________

If you have no securities holdings to report, please check here. [ ]

Securities Accounts

Name of Broker, Dealer or Bank                    Name(s) on and Type of Account
------------------------------                    ------------------------------
______________________________                    ______________________________

______________________________                    ______________________________

______________________________                    ______________________________

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature: _________________________      Date: _________________

Received by: _______________________

                         SANDS CAPITAL MANAGEMENT, INC.

                          QUARTERLY TRANSACTIONS REPORT
   Transaction Record of Securities Directly or Indirectly Beneficially Owned
                      For the Quarter Ended _______________

Name: _________________________________

Submission Date: _________________________

Securities Transactions

                                                                Principal Amount,
                     Name of Issuer                             Maturity Date and                              Name of Broker,
                      and Title of        No. of  Shares (if    Interest Rate (if                              Dealer or Bank
Date of Transaction     Security              applicable)       applicable)        Type of Transaction  Price  Effecting Transaction
-------------------  --------------     ----------------------  -----------------  -------------------  -----  ---------------------
___________________  ______________     ______________________  _________________  ___________________  _____  _____________________

___________________  ______________     ______________________  _________________  ___________________  _____  _____________________

___________________  ______________     ______________________  _________________  ___________________  _____  _____________________

___________________  ______________     ______________________  _________________  ___________________  _____  _____________________

If you had no reportable transactions during the quarter, please check here. [ ]

Securities Accounts
If you established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank    Date Account was Established     Name(s) on and Type of Account
------------------------------    ----------------------------     ------------------------------
______________________________    ____________________________     ______________________________

______________________________    ____________________________     ______________________________

______________________________    ____________________________     ______________________________

If you did not establish a securities account during the quarter, please check here. [ ]

                         SANDS CAPITAL MANAGEMENT, INC.

                        ANNUAL SECURITIES HOLDINGS REPORT
                            As of December 31, _____

Name of Reporting Person: _________________________________

Securities Holdings

                                                                        Principal Amount, Maturity Date and
Name of Issuer and Title of Security   No. of Shares (if applicable)    Interest Rate (if applicable)
------------------------------------   -----------------------------    ------------------------------------
____________________________________   _____________________________    ____________________________________

____________________________________   _____________________________    ____________________________________

____________________________________   _____________________________    ____________________________________

____________________________________   _____________________________    ____________________________________

If you had no securities holdings to report this year, please check here. [ ]

Securities Accounts

Name of Broker, Dealer or Bank   Date Account was Established   Name(s) on and Type of Account
------------------------------   ----------------------------   ------------------------------
______________________________   ____________________________   ______________________________

______________________________   ____________________________   ______________________________

______________________________   ____________________________   ______________________________

If you had no securities accounts to report this year, please check here. [ ]

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

_________________________________               ________________________________
Signature                                       Received by

_________________________________
Date

Note: DO NOT report holdings of U.S. government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds for which Sands Capital Management does not serve as investment adviser or sub-adviser.

                         SANDS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

TO:                      Compliance Department

FROM (Please Print):

DATE:

SUBJECT:                 Annual Compliance Certification

1.    I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject to it.

3. I hereby declare that I have complied with the terms of the Code of Ethics.

Signature:    _________________________________

Received by:  _________________________________
              Chief Compliance Officer

Date:         _________________________________